FINANCIAL BANCORP, INC.
           THE HOLDING COMPANY OF FINANCIAL FEDERAL SAVINGS BANK
      42-25 QUEENS BOULEVARD, LONG ISLAND CITY, NY 11104 (718)729-5002


                               PRESS RELEASE



        RELEASE DATE: October 28, 1998          CONTACT: P. James O'Gorman


                  FINANCIAL BANCORP, INC. REPORTS RECORD YEAR END
                             AND FOURTH QUARTER RESULTS


        LONG ISLAND CITY, N.Y. October 28 1998 - - Financial Bancorp, Inc. (Nasdaq: FIBC), the holding company for Financial Federal Savings Bank, today reported record net income of $3,000,944 for the fiscal year ended September 30, 1998, as compared to net income of $2,504,823 for the fiscal year ended September 30, 1997. On a per share basis, the Company reported diluted earnings per share of $1.77 for the fiscal year ended September 30, 1998, an 18% increase from diluted earnings per share of $1.50 for the same period last year. Net income for the quarter ended September 30, 1998, totaled $784,548, or $0.46 per diluted share, as compared to net income of $670,480, or $0.40 per diluted share for the three months ended September 30, 1997. Commenting on the Company's fiscal year results, President and Chief Executive Officer, Frank S. Latawiec stated, "We are very pleased with this year's overall performance and proud of our company-wide efforts to bolster earnings and enhance value for our stockholders."

               As of September 30, 1998, the Company's total assets were $318.6 million and total stockholders' equity was $29.2 million. At September 30, 1998, the Company's stated book value and tangible book value per share of common stock were $17.08 and $17.01, respectively, as compared to $15.71 and $15.63 per share, respectively, as of September 30, 1997. The Company had, exclusive of shares repurchased, 1,708,632 shares outstanding at September 30, 1998.

        Status of Pending Merger with Dime Community Bancshares, Inc.

               The Company announced on July 20, 1998 that it has entered into a definitive agreement to merge with Dime Community Bancshares, Inc. (Nasdaq:DCOM), the holding company for The Dime Savings Bank of Williamsburgh. This transaction is expected to close in early 1999 and is subject to approval of Financial Bancorp, Inc.'s stockholders and certain regulatory authorities. As previously announced, the Financial Bancorp, Inc. stockholders' special meeting to vote on the merger agreement is scheduled for December 18, 1998, and stockholders of record as of the close of business on October 30, 1998 will be eligible to vote at the meeting.

        Quarterly Cash Dividend

               The Board of Directors declared a regular quarterly cash dividend of $0.125 per common share for the quarter ended September 30, 1998, to stockholders of record on November 6, 1998, payable on November 20, 1998.

        Fiscal Year End 1998 Results

               Financial Bancorp, Inc. reported net income of $3.0 million, or $1.77 diluted earnings per share for the fiscal year ended September 30, 1998, which represents a return on average equity and a return on average assets of 10.69% and 0.97%, respectively. For the fiscal year ended September 30, 1998, net interest income totaled $10.2 million, as compared to $10.0 million for the fiscal year ended September 30, 1997. For the year ended September 30, 1998, average interest-earning assets were $295.1 million, as compared to $259.8 million for the fiscal year ended September 30, 1997, which represents a 13.6%, or a $35.3 million increase.

               For the fiscal year ended September 30, 1998, the net interest margin was 3.45%, which represents a 42 basis point decline from 3.87% for the prior fiscal year end. The net interest spread declined by 48 basis points to 2.95% for the year ended September 30, 1998, from 3.43% for the prior fiscal year period. The decrease in the net interest margin and spread reflects the impact of an increase in the amount of borrowings and the resulting asset growth in fiscal 1998. The average yield on interest-earning assets was 7.44% and the average cost of interest-bearing liabilities was 4.49%, for the year ended September 30, 1998.

               Non-interest income increased by $273,900 to $957,400 for the year ended September 30, 1998, from $683,500 for the corresponding period in 1997. The increase is primarily attributable to a $239,200 increase in fees and service charges to $815,000 for the year ended September 30, 1998, from $575,800 for the same period in 1997, due to increased fees collected on demand deposit accounts and ATM service fees. In addition, non-interest income was positively impacted by the net gain on the sale of investment securities which totaled $131,200 for the fiscal year ended September 30, 1998, as compared to $29,400 for the same period last year.

        Non-interest expense decreased by 4.3% to $5.6 million for the year ended September 30, 1998, compared to $5.9 million for the year ended September 30, 1997. The decrease in non-interest expense is primarily attributable to a decrease in salaries and employee benefits and lower Federal deposit insurance premium. Salaries and employee benefits decreased by $242.0 thousand to $3.0 million for the year ended September 30, 1998, as compared to $3.2 million for the year ended September 30, 1997. This decrease is primarily attributable to the payment of a one-time severance payment to a former senior executive officer during fiscal 1997. The ratio of operating expense to average assets was 1.81% for the fiscal year ended September 30, 1998, as compared to 2.05% excluding this one-time severance payment, for the year ended September 30, 1997. Furthermore, the Company's efficiency ratio was 50.6% for the year ended September 30, 1998, as compared to 52.3% excluding this one-time severance payment for the corresponding period in 1997.

        Quarterly Results

               For the quarter ended September 30, 1998, net income totaled $784,548, or diluted earnings per share of $0.46, which represents an annualized return on average equity and a return on average assets of 10.82% and 0.97%, respectively. For the quarter ended September 30, 1998, net income increased by $114,068, or 17.0%, as compared to the corresponding period last year. The increase in net income for the quarter ended September 30, 1998 was primarily due to a $94,001 increase in net interest income after provisions for loan losses, a $59,075 increase in fees and service charges, and a $35,483 decrease in total non-interest expenses, as compared to the same quarter last year. These increases were partially offset by an increase in losses on real estate operations of $113,744 during the quarter ended September 30, 1998, as a result of the Company increasing its valuation allowance for its real estate joint venture pending its sale.

               Non-interest expenses decreased by $35,483 to $1,340,372 for the quarter ended September 30, 1998, as compared to $1,375,855 for the quarter ended September 30, 1997. The Company has successfully monitored and reduced its operating expenses throughout fiscal 1998.

        Financial Condition

               As of September 30, 1998, total assets were $318.6 million, representing a $21.6 million, or a 7.3% increase from $297.0 million at September 30, 1997. Loans receivable increased by $42.7 million, or 27.9%, to $196.0 million at September 30, 1998 from $153.3 million at September 30, 1997. Asset growth was funded by deposits increasing by $14.7 million, to $228.1 million at September 30, 1998, from $213.4 million at September 30, 1997.

               Furthermore, Securities sold under agreements to repurchase increased by $17.0 million, to $42.0 million at September 30, 1998, from $25.0 million at September 30, 1997, offset by a $2.0 million decrease in Advances from the Federal Home Loan Bank to $6.0 million at September 30, 1998, as compared to $8.0 million at September 30, 1997. In addition, the Company's treasury tax and loan account and other short-term borrowings decreased by $12.2 million, to $7.8 million at September 30, 1998, from $20.0 million at September 30, 1997.

               Total stockholders' equity was $29.2 million at September 30, 1998, reflecting a $2.3 million increase from the prior year. The increase in stockholders' equity was primarily attributable to earnings, partially offset by the payment of the regular quarterly cash dividend.

               The Bank's tangible and core capital ratios were 7.25% as of September 30, 1998, well in excess of the regulatory requirements of 1.5% and 4.0% respectively. The Bank's risk-based capital ratio as of September 30, 1998 was 17.5%, also well in excess of the required 8.0%.

               Headquartered in Long Island City, New York, Financial Bancorp, Inc. is the parent holding company of Financial Federal Savings Bank, an FDIC-insured savings institution, which operates five full service branch facilities, four in Queens and one in Brooklyn.



              FINANCIAL BANCORP, INC. AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION



                                                                    September 30, September 30,
                                                                        1998          1997
                                                                    ------------- -------------
                                                                            (Unaudited)

Assets
Cash and amounts due from depository institutions                     $2,001,493    $2,738,392
Federal funds sold and securities purchased under
   agreements to resell                                                5,375,000    10,650,000
                                                                      ----------    ----------
    Total cash and cash equivalents                                    7,376,493    13,388,392

Investment securities available for sale                               6,287,750       730,750
Investment securities held to maturity, net; estimated
  fair value of $46,595,000 and $69,223,000 at
  September 30, 1998 and 1997, respectively                           46,200,449    69,410,103
Mortgage-backed securities available for sale                         20,679,363     9,357,048
Mortgage-backed securities held to maturity, net;
  estimated fair value of $28,582,000 and $39,129,000
  at September 30, 1998 and 1997, respectively                        28,242,002    38,521,050
Loans receivable, net                                                196,027,388   153,291,828
Real estate owned, net                                                   739,403       471,417
Investments in real estate, net                                        3,496,029     3,543,453
Premises and equipment, net                                            2,446,120     2,431,570
Federal Home Loan Bank of New York stock, at cost                      2,110,400     1,845,000
Accrued interest receivable, net                                       2,043,279     2,248,578
Other assets                                                           2,962,720     1,716,727
                                                                    ------------  ------------
Total assets                                                        $318,611,396  $296,955,916
                                                                    ============  ============


Liabilities and Stockholders' Equity
Deposits                                                            $228,095,902  $213,394,282
Advance payments by borrowers for taxes and insurance                  1,518,016     1,267,896
Advances from Federal Home Loan Bank of New York                       6,000,000     8,000,000
Securities sold under agreements to repurchase                        42,000,000    25,000,000
Treasury tax and loan account and other short term borrowings          7,770,251    20,000,000
Other liabilities                                                      4,051,937     2,437,504
                                                                    ------------  ------------
    Total liabilities                                                289,436,106   270,099,682
                                                                    ------------  ------------

Stockholders' equity
Preferred stock, $0.01 par value, 2,500,000 shares
   authorized; none issued Common stock, $0.01 par value,
   6,000,000 shares authorized; 2,185,000 shares issued,
   1,708,632  and 1,709,700 outstanding at September 30,
   1998 and 1997, respectively                                            21,850        21,850
Additional paid-in capital                                            20,505,364    20,239,758
Retained earnings - substantially restricted                          16,347,697    14,111,882
Common stock acquried by Employee Stock Ownership Plan (ESOP)           (849,710)   (1,011,566)
Common stock acquired by Recognition & Retention Plan (RRP)             (280,888)     (317,955)
Unrealized gain on securities available for sale, net of income taxe    (212,762)       91,604
Treasury stock, at cost; 476,368 shares and 475,300 shares
   at September 30, 1998 and 1997, respectively                       (6,356,261)   (6,279,339)
                                                                    ------------  ------------
 Total stockholders' equity                                           29,175,290    26,856,234
                                                                    ------------  ------------
 Total liabilities and stockholders' equity                         $318,611,396  $296,955,916
                                                                    ============  ============

See accompanying notes to consolidated financial statements





                                 FINANCIAL BANCORP, INC. & SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF INCOME
                                              (Unaudited)


                                                          Three Months Ended            Twelve Months Ended
                                                       ------------------------      --------------------------
                                                             September 30,                 September 30,
                                                       ------------------------      --------------------------
                                                          1998          1997             1998           1997
                                                       ----------    ----------      -----------    -----------
Interest income:
   Loans                                               $3,833,934    $3,217,202      $13,880,178    $12,170,938
   Mortgage-backed securities                             818,783       885,234        3,774,638      3,749,723
   Investments and other interest-earning assets          877,748     1,156,953        3,414,495      4,074,392
   Federal funds sold and securities purchased
        under agreements to resell                        153,613        21,427          895,486         76,822
                                                       ----------    ----------      -----------    -----------
               Total interest income                    5,684,078     5,280,816       21,964,797     20,071,875
                                                       ----------    ----------      -----------    -----------

Interest expense:
   Deposits                                             2,225,897     2,123,102        8,933,074      8,102,809
   Borrowings                                             830,000       591,031        2,856,929      1,926,224
                                                       ----------    ----------      -----------    -----------
               Total interest expense                   3,055,897     2,714,133       11,790,003     10,029,033

Net interest income                                     2,628,181     2,566,683       10,174,794     10,042,842
Provision for loan losses                                  87,497       120,000          400,679        426,600
                                                       ----------    ----------      -----------    -----------
Net interest income after provision for loan losses     2,540,684     2,446,683        9,774,115      9,616,242
                                                       ----------    ----------      -----------    -----------

Non-interest income (loss):
   Fees and service charges                               222,149       163,074          815,015        575,821
   Gain on sale of securities available for sale                0             0          131,212         29,387
   Gain on sale of loans                                    6,757             -            9,517              -
   (Loss) Gain from real estate operations                (99,513)       14,231          (58,237)        27,650
   Miscellaneous                                            5,424        19,319           59,914         50,607
                                                       ----------    ----------      -----------    -----------
               Total non-interest income                  134,817       196,624          957,421        683,465
                                                       ----------    ----------      -----------    -----------

Non-interest expenses:
   Salaries and employee benefits                         770,437       726,700        2,964,817      3,206,774
   Net occupancy expense of premises                      131,275       129,409          503,695        526,583
   Equipment                                              168,975       157,837          691,121        628,182
   Advertising                                              7,604        38,431           84,336         62,435
   Loss from real estate owned                                659         7,589           22,518         15,823
   Federal insurance premium                               32,368        29,925          125,382        172,577
   Miscellaneous                                          229,054       285,964        1,222,578      1,253,033
                                                       ----------    ----------      -----------    -----------
               Total non-interest expenses              1,340,372     1,375,855        5,614,447      5,865,407
                                                       ----------    ----------      -----------    -----------

Income before income taxes                              1,335,129     1,267,452        5,117,089      4,434,300
Income taxes                                              550,581       596,972        2,116,145      1,929,477
                                                       ----------    ----------      -----------    -----------

Net income                                             $  784,548    $  670,480      $ 3,000,944    $ 2,504,823
                                                       ==========    =========       ===========    ===========

   Basic earnings per share                                 $0.48         $0.42            $1.86          $1.54
                                                       ==========    ==========      ===========    ===========
   Diluted earnings per share                               $0.46         $0.40            $1.77          $1.50
                                                       ==========    ==========      ===========    ===========


See accompanying notes to consolidated financial statements.

Weighted average number of common shares
common stock equivalents
basic                                                   1,620,337     1,611,747        1,614,612      1,630,259
                                                       ==========    ==========      ===========    ===========
Diluted shares o/s                                      1,719,296     1,668,359        1,695,659      1,670,293

See accompanying notes to consolidated financial statements


                          FINANCIAL BANCORP, INC.
                            FINANCIAL HIGHLIGHTS
                                (Unaudited)

                                                     At or for the              At or for the
                                                  Three Months Ended         Twelve Months Ended
                                                  ------------------         -------------------
                                                    September 30,               September 30,
                                                  ------------------         -------------------
                                                  1998        1997           1998          1997
                                                  ----        ----           ----          ----

Selected Financial & Market Data

    Return on Average Stockholders' Equity        10.82%      10.07%         10.69%        9.57%

    Return on Average Assets                       0.97%       0.94%          0.97%        0.92%

    Net Interest Spread                            2.93%       3.38%          2.95%        3.43%

    Net Interest Margin                            3.40%       3.80%          3.45%        3.87%

    Efficiency Ratio                              46.91%      49.77%         50.61%       52.31%

    Operating Expenses to Average Assets           1.66%       1.91%          1.81%        2.05%

    Cash Dividends Paid Per Common Share         $0.125      $0.100         $0.475       $0.375

    Book Value Per Common Share                  $17.08      $15.71

    Tangible Book Value Per Common Share         $17.01      $15.63

    Market Price Per Common Share                $33.13      $22.50

    Current Price To Tangible Book Value         194.74%     143.95%


Selected Data:

    Basic Earnings Per Share                      $0.48       $0.42          $1.86        $1.54

    Diluted Earnings Per Share                    $0.46       $0.40          $1.77        $1.50

    Shares used for Book Value Computation    1,708,632   1,709,700

    Shares used for Basic EPS Computation     1,620,337   1,611,747      1,614,612    1,630,259

    Shares used for Diluted EPS Computation   1,719,296   1,668,359      1,695,659    1,670,293

    Total Shares Issued and Outstanding       1,708,632   1,709,700